Exhibit 99
FORM 4 JOINT FILER INFORMATION
NAME: CRUDEN FINANCIAL SERVICES LLC

ADDRESS: C/O MCDONALD CARANO WILSON LLP
             100 W. LIBERTY STREET, 10th FLOOR
             RENO, NV  89501

DESIGNATED FILER:           A E HARRIS TRUST
ISSUER AND TICKER SYMBOL:  News Corporation (NWS and NWS.A)
DATE OF EVENT
  REQUIRING REGISTRATION: 12/14/06

SIGNATURE:  By:/s/ David F. DeVoe, President